UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.20549

SCHEDULE 14C
INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934
(Amendment No. ___)

Check the appropriate box:

☒   Preliminary Information Statement
☐   Confidential, for Use of the Commission only (as permitted by Rule 14c-5(d) (2))
☐   Definitive Information Statement

Gold Bag, Inc.
(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒   No fee required
☐   Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1)   Title of each class of securities to which transaction applies:

(2)   Aggregate number of securities to which transaction applies:

(3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)   Proposed maximum aggregate value of transaction:

(5)   Total fee paid:

☐  Fee paid previously with preliminary materials.
☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)   Amount Previously Paid:
(2)   Form, Schedule or Registration Statement No.:
(3)   Filing Party:
(4)   Date Filed:

SCHEDULE 14C INFORMATION STATEMENT

Gold Bag, Inc.
4695 MacArthur Ct., Suite 1430
Newport Beach, CA 92660
(949) 475-9086

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
REQUESTED NOT TO SEND US A PROXY.

May 11, 2011

Notice of Written Consent in Lieu of Annual Meeting

To Shareholders of Gold Bag, Inc.:

This Information Statement is furnished by the Board of Directors of Gold Bag, Inc., a Nevada corporation (the “Company” or “Gold Bag”) to holders of record at the close of business on May 10, 2011, 2011 (the “Record Date”) of the Company’s common stock, par value $0.00001, pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act").

The Company's Board of Directors and shareholders with a majority of the Company's voting power as of the Record Date have authorized an amendment to the Company’s Articles of Incorporation to change the name of the Company to Focus Gold Corporation.

This action will not be effective until a date that is at least twenty days after the filing and mailing of this Information Statement. This Information Statement will be mailed on or about ____________, 2011, to the Company's stockholders of record.

The cost of preparing, assembling and mailing this Information Statement is being borne by the Company.

/s/Grant R. White
Grant R. White
Chief Executive Officer and Director

May 11, 2011

INFORMATION STATEMENT

This information statement is being furnished to all holders of the common stock of the Company as of the Record Date.

The Board of Directors has recommended and persons owning the majority of the voting power of the Company have adopted resolutions to effect the above-listed action.

The Company will pay the cost of preparing and mailing out this Information Statement. This Information Statement and the Company’s annual report on Form 10-K and Form 10-Q for the most recent quarter are available at the Company’s website at www goldbagcorp.com.

Only one Information Statement is being delivered to two or more stockholders who share an address unless the Company receives contrary instructions from one or more of the stockholders.  The Company will promptly deliver upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the document was delivered.  If you would like to request additional copies of the Information Statement, or if in the future you would like to receive separate copies of information or proxy statements, annual reports, or notices of internet availability, or, if you are currently receiving multiple copies of these documents and would, in the future, like to receive only a single copy, please so instruct us by telephoning the Company’s offices at (949) 475-9086, or by writing the Company’s Investor Relations at 4695 MacArthur Ct., Suite 1430, Newport Beach, CA 92660.

Dissenter's Rights of Appraisal

The Company is distributing this Information Statement to its shareholders in full satisfaction of any notice requirements it may have under the Exchange Act and the Nevada Revised Statutes. No dissenters' rights under the Nevada Revised Statutes are afforded to the company's shareholders as a result of this action.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

As of the Record Date, May 10, 2011 shares of common stock were issued and outstanding. Only holders of record of the Company's voting stock at the close of business on the Record Date were entitled to participate in the written consent of Company stockholders. Each share of common stock was entitled to one (1) vote for each share of common stock held by such shareholder.

The Company's Board of Directors and stockholders with a majority of the Company's voting power have approved an amendment to the Company’s Articles of Incorporation to change the name of the Company to Focus Gold Corporation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the ownership as of the Record Date of the Company’s common stock by each person known by it to be the beneficial owner of more than 5% of its outstanding common stock, each of its directors and executive officers; and all of its directors and executive officers as a group. The information presented below regarding beneficial ownership of the voting securities has been presented in accordance with the rules of the SEC and is not necessarily indicative of ownership for any other purpose. This table is based upon information derived from the Company’s stock records. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned. Except as set forth below, applicable percentages are based upon 58,339,098 shares of common stock outstanding as of the Record Date.Unless otherwise indicated, the business address of the individuals listed is 4695 MacArthur Ct., Ste. 1430, Newport Beach, CA 92660.

Name of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership	Percentage
Grant R. White, Chief Executive Officer, Treasurer and Director	Common Stock	3,400,000(1) shares	6%
Richard O. Weed, Secretary, and Director	Common Stock	250,000 shares	<1%
Larry Segerstrom, Director*	Common Stock	250,000 shares	<1%
Dorain L. Nicol, Director*	Common Stock	250,000 shares	<1%
Eduardo Zayas, Director*	Common Stock	6,450,000	11%
Santiago Leon Aveleyra	Common Stock	6,750,000	12%
All Officers and Directors as a Group (5 persons)	Common Stock	10,600,000	18%

(1) Mr. White is the beneficial owner of GRW Global Investments owns 3,400,000 shares of common stock of the Company.

* Directors as of December 2010

Transfer Agent

Our transfer agent is:

Securities Transfer Corporation
2591 Dallas Parkway
Suite 102
Frisco, TX 75034

Phone: 469-633-0101
Fax: 469-633-0088

PROPOSAL:

AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY TO FOCUS GOLD CORPORATION.

The Board of Directors and persons owning a majority of the outstanding common stock of the Company entitled to vote have approved a resolution authorizing the Company to change its corporate name from Gold Bag, Inc. to Focus Gold Corporation. The purpose of the name change is to better reflect the Company’s business strategy and professional operating standards and align with the Company’s current operations.

To effect this action, the Board of Directors shall file an Amendment to the Company’s Articles of Incorporation with the State of Nevada reflecting its name change to “Focus Gold Corporation”on a date that is at least twenty (20) days following the mailing of this Information Statement. No replacement share certificates will be issued to existing stockholders as a result of this name change, however, new share certificates issued after the effective date of this action will bear the new corporate name.

Pursuant to the Nevada Revised Statutes, the approval of a majority of the outstanding stock entitled to vote is necessary to approve the Amendment to the Articles of Incorporation. As discussed above, persons owning the majority of the voting power of the Company have consented to this action.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

No director of the Company opposed the proposed actions taken by the Company set forth in this Information Statement.

ADDITIONAL INFORMATION

The Company is subject to the informational filing requirements of the Exchange Act and, in accordance therewith, is required to file periodic reports, proxy statements and other information with the SEC relating to its business, financial condition and other matters. Such reports, proxy statements and other information can be inspected and copied at the public reference facility maintained by the SEC at 100 F Street, N.E.,Washington, D.C.20549-0213. Information regarding the public reference facilities may be obtained from the SEC by telephoning 1-800-SEC-0330. The Company’s filings are also available to the public on the SEC’s website (www.sec.gov). Copies of such materials may also be obtained by mail from the Office of Investor Education and Advocacy of the SEC at 100 F Street, N.E., Washington, D.C.20549 at prescribed rates.

By Order of the Board of Directors

May 11, 2011

/s/Grant R. White
Grant R. White
Chief Executive Officer and Director